Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Diplomat Pharmacy, Inc., filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated March 13, 2015, relating to our audits of the financial statements of BioRx, LLC, appearing in the Prospectus, which is a part of the Registration Statement (Form S-1 No. 333-202750) declared effective on March 25, 2015.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

McGladrey LLP

Boston, MA

March 25, 2015